Exhibit 23.1

                           Michael Johnson & Co., LLC
                       9175 East Kenyon Avenue, Suite 100
                             Denver, Colorado 80237
                                 (303) 796-0099

February 10,2004


US Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, NW
Washington, DC 20549


                        Consent of Independent Auditors

As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 15, 2003 in Global Business Markets, Inc.
(formerly known as Core Solutions, Inc.) Form 10-KSB for the fiscal year ended December 31, 2002, and to all references to our firm included in this Registration Statement.


Sincerely,


/s/ Michael Johnson & Co., LLC
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Michael Johnson & Co., LLC
Denver, Colorado